UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
January 28, 2016

Moody National REIT II, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-198305	47-1436295
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6363 Woodway Drive, Suite 110

Houston, Texas 77057

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (713) 977-7500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement.

On January 28, 2016, Moody National Companies L.P. (“Moody LP”) assigned to Moody National REIT II, Inc. (the “Company”) all of Moody LP’s rights to and interests in the Agreement of Purchase and Sale, dated as of October 26, 2016 (the “Purchase Agreement”), for the acquisition of a hotel property located in Seattle, Washington commonly known as the Springhill Suites Seattle Downtown (the “Springhill Suites Seattle”) for an aggregate purchase price of $74,100,000, excluding acquisition and other costs. The Company paid $2,000,000 in compensation to Moody LP in connection with the assignment of the Purchase Agreement.

The Springhill Suites Seattle is a select-service hotel consisting of 234 guest rooms. Located on the southeast corner of Stewart Street and Yale Avenue in downtown Seattle, the Springhill Suites Seattle sits in one of the city’s major transportation routes with ready access to the corporate headquarters of Amazon, Microsoft, Nordstrom and REI. The Springhill Suites Seattle is also located within close proximity to Puget Sound and is walking distance to the Seattle Space Needle.

The acquisition of the Springhill Suites Seattle by the Company is subject to substantial conditions to closing and there is no assurance that the Company will close the acquisition.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press release, dated February 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2016	MOODY NATIONAL REIT II, INC.

	By:	/s/ Brett C. Moody
Brett C. Moody Chief Executive Officer and President

Exhibit Index

Exhibit	Description

99.1	Press release, dated February 3, 2016